Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. on Form S-8 of our reports dated March 6, 2003, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”).

DELOITTE & TOUCHE LLP
Omaha, NE
December 29, 2003